EXHIBIT 99.1
                                                                    ------------


P R E S S   R E L E A S E
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CONTACT:    Investor Relations Department
            919-466-5492
            investorrelations@spectrasite.com


                 SPECTRASITE REPORTS SECOND QUARTER 2005 RESULTS

--------------------------------------------------------------------------------

CARY, NC, JULY 28, 2005 - SpectraSite, Inc. (NYSE: SSI), one of the largest wireless tower operators in the United States, today reported results for the quarter ended June 30, 2005.

Total revenues for the second quarter of 2005 were $97.7 million as compared to revenues of $87.6 million for the second quarter of 2004, representing an increase of 11.6%. Operating income for the second quarter of 2005 was $22.5 million as compared to operating income of $14.7 million for the same period in 2004, representing an increase of 53.5%.

Other expense during the second quarter of 2005 was $10.5 million as compared to other expense of $0.5 million during the second quarter of 2004. Other expense items during the second quarter of 2005 primarily related to a $6.0 million decrease in the fair value of the Company's five-year interest rate hedge agreement and $4.5 million of expense associated with the proposed merger with American Tower Corporation.

The Company's income from continuing operations was $0.4 million for the second quarter of 2005 as compared to income from continuing operations of $2.9 million for the same period in 2004. The Company's net loss was $1.4 million for the second quarter of 2005 versus net income of $2.9 million during the second quarter of 2004. The Company's basic and diluted net loss per share was $0.03 during the second quarter of 2005 versus net income of $0.06 per share during the second quarter of 2004.

In describing the second quarter, Stephen H. Clark, President and CEO, stated, "While we clearly posted strong financial results during the second quarter, I am perhaps even more pleased with the current level of demand we are seeing on our towers. Our backlog of new lease applications continues to remain robust, which bodes well for the remainder of the year and into 2006."

Pursuant to SpectraSite's May 3, 2005, merger agreement with American Tower Corporation, American Tower Corporation has agreed to expand the size of its board of directors from six to ten members and appoint four new board members from the SpectraSite board of directors, effective at the closing of the merger. The nominating and corporate governance committees of each company unanimously recommended that each of Stephen H. Clark, Paul Albert, Jr., Dean Douglas and Samme Thompson be appointed to American Tower Corporation's board at the closing. In the joint proxy statement/prospectus mailed to stockholders in connection with the merger, the companies had previously identified Timothy G. Biltz as an anticipated director nominee. Mr. Biltz has indicated to the companies that, due to personal reasons, he has declined to be nominated as a director.

At June 30, 2005, the Company had $88.6 million of cash on hand and $748 million of debt. The Company owned or operated 7,834 towers and in-building systems as of June 30, 2005.

CONFERENCE CALL INFORMATION

The Company is planning to host a conference call on Thursday, July 28, 2005, at 10:00 a.m. Eastern Daylight Time to discuss second quarter 2005 results. Dial in information is as follows: 800-261-6483, access code 7926293. A replay of the conference call will be available beginning two hours after the call has ended until August 4, 2005. The replay dial in information is as follows: (800) 642-1687, access code 7926293.



ABOUT SPECTRASITE, INC.

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At June 30, 2005, SpectraSite owned or operated approximately 10,000 revenue producing sites, including 7,834 towers and in-building systems primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers, including Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.

SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning the Company's financial and operating outlook, plans and strategies, its share repurchase program, the proposed merger with American Tower Corporation, and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the Company's ability to consummate its previously announced merger transaction with American Tower Corporation, (ii) the Company's substantial capital requirements and debt, (iii) market conditions, (iv) the Company's dependence on demand for wireless communications and related infrastructure, (v) competition in the communications tower industry, including the impact of technological developments, (vi) consolidation in the wireless industry and the tower industry, (vii) future regulatory actions, (viii) conditions in its operating areas, and (ix) management's estimates and assumptions included in the Company's 2005 outlook. These and other important factors are described in more detail in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.


                                      # # #


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

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                      JUNE 30, 2005    DECEMBER 31, 2004
                                                                                      -------------    -----------------
                                                                                      (UNAUDITED)

                                                                                      (IN THOUSANDS, EXCEPT SHARE AND PER
                                                                                                  SHARE AMOUNTS)
                                       ASSETS
        Current assets:
           Cash and cash equivalents ...........................................      $    88,629          $    34,649
           Accounts receivable, net of allowance of $5,225 and
            $5,882, respectively ...............................................           10,389                9,061
           Prepaid expenses and other ..........................................           14,454               13,855
                                                                                      -----------          -----------
             Total current assets ..............................................          113,472               57,565
                                                                                      -----------          -----------
        Property and equipment, net ............................................        1,134,640            1,166,396
        Customer contracts, net ................................................          146,930              160,163
        Goodwill ...............................................................            2,827                   --
        Accrued straight-line rents receivable .................................           30,969               25,461
        Other assets ...........................................................           19,207               21,487
                                                                                      -----------          -----------
             Total assets ......................................................      $ 1,448,045          $ 1,431,072
                                                                                      ===========          ===========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities:
           Accounts payable ....................................................      $     4,809          $     7,050
           Accrued and other expenses ..........................................           31,875               31,959
           Deferred revenue ....................................................           42,263               45,668
           Current portion of credit facility ..................................            4,000                4,000
                                                                                      -----------          -----------
             Total current liabilities..........................................           82,947               88,677
                                                                                      -----------          -----------
        Long-term portion of credit facility ...................................          544,000              546,000
        Senior notes ...........................................................          200,000              200,000
        Deferred revenue, net of current portion ...............................           18,645               19,969
        Deferred straight-line lease expense ...................................           45,420               36,902
        Other long-term liabilities ............................................           43,787               42,205
                                                                                      -----------          -----------
             Total long-term liabilities .......................................          851,852              845,076
                                                                                      -----------          -----------

        Commitments and Contingencies
        Stockholders' equity:
           Common stock, $0.01 par value, 250,000,000 shares authorized,
            50,867,281 and 49,725,592 issued at June 30, 2005 and
            December 31, 2004, respectively ....................................              509                  497
           Additional paid-in-capital ..........................................          732,223              717,320
           Treasury stock at cost (3,679,881 shares at June 30, 2005 and
            December 31, 2004) .................................................         (205,501)            (196,050)
           Accumulated deficit .................................................          (13,985)             (24,448)
                                                                                      -----------          -----------
             Total stockholders' equity ........................................          513,246              497,319
                                                                                      -----------          -----------
             Total liabilities and stockholders' equity ........................      $ 1,448,045          $ 1,431,072
                                                                                      ===========          ===========


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

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                           THREE MONTHS         THREE MONTHS
                                                                                               ENDED                ENDED
                                                                                           JUNE 30, 2005         JUNE 30, 2004
                                                                                           -------------         -------------
                                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

          Revenues ................................................................           $ 97,718            $ 87,555

          Operating Expenses:
             Costs of operations, excluding depreciation, amortization
              and accretion expenses ..............................................             31,468              30,540
             Selling, general and administrative expenses .........................             14,471              13,511
             Depreciation, amortization and accretion expenses ....................             29,242              28,818
                                                                                              --------            --------
               Total operating expenses ...........................................             75,181              72,869
                                                                                              --------            --------
          Operating income ........................................................             22,537              14,686
                                                                                              --------            --------

          Other income (expense):
             Interest income ......................................................                490                 315
             Interest expense .....................................................            (11,884)             (9,665)
             Other income (expense) ...............................................            (10,470)               (514)
                                                                                              --------            --------
               Total other income (expense) .......................................            (21,864)             (9,864)
                                                                                              --------            --------
          Income from continuing operations before income taxes ...................                673               4,822

          Income tax expense:
             Income tax - current .................................................                289                 374
             Income tax - deferred ................................................                (22)              1,542
                                                                                              --------            --------
               Total income tax expense ...........................................                267               1,916
                                                                                              --------            --------
          Income from continuing operations .......................................                406               2,906

          Discontinued operations:
               Loss on disposal of discontinued segment ...........................             (1,825)                 --
                                                                                              --------            --------
          Net income (loss) .......................................................           $ (1,419)           $  2,906
                                                                                              ========            ========
          Basic earnings per share:
             Income from continuing operations ....................................           $   0.01            $   0.06
             Discontinued operations ..............................................              (0.04)                 --
                                                                                              --------            --------
             Net income ...........................................................           $  (0.03)           $   0.06
                                                                                              ========            ========

          Diluted earnings per share:
             Income from continuing operations ....................................           $   0.01            $   0.06
             Discontinued operations ..............................................              (0.04)                 --
                                                                                              --------            --------
             Net income ...........................................................           $  (0.03)           $   0.06
                                                                                              ========            ========
          Weighted average common shares outstanding (basic) ......................             47,010              48,421
                                                                                              ========            ========
          Weighted average common shares outstanding (diluted) ....................             47,010              52,792
                                                                                              ========            ========


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

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            SIX MONTHS          SIX MONTHS
                                                                               ENDED               ENDED
                                                                           JUNE 30, 2005       JUNE 30, 2004
                                                                           -------------       -------------
                                                                                    (IN THOUSANDS)

OPERATING ACTIVITIES
Net income ........................................................          $  10,463          $   3,558

Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation ..................................................             51,849             49,767
   Amortization of intangible assets ..............................              5,956              7,120
   Amortization of debt issuance costs ............................              1,260              2,144
   Amortization of asset retirement obligation ....................              2,024              1,119
   Non-cash compensation charges ..................................                159                261
   Write-off of debt issuance costs ...............................                 24                  7
   (Gain) loss on disposal of assets ..............................             (1,463)               790
   Write-off of customer contracts ................................                 58                624
   Gain on derivative instruments .................................             (1,336)                --
   Loss on disposal of discontinued operations ....................              1,575                343
   Deferred income taxes ..........................................              7,285              1,942

   Changes in operating assets and liabilities,
     net of acquisitions:
     Accounts receivable ..........................................             (1,328)            (1,053)
     Prepaid expenses and other ...................................             (6,308)            (5,646)
     Accounts payable .............................................             (2,325)              (633)
     Other liabilities ............................................              3,477             11,156
                                                                             ---------          ---------
        Net cash provided by operating activities .................             71,370             71,499
                                                                             ---------          ---------

INVESTING ACTIVITIES
Purchases of property and equipment ...............................            (20,712)           (17,045)
Acquisitions of towers and customer contracts .....................                 --             (3,558)
Disposal of discontinued operations, net of cash sold .............                 --               (551)
Collection of notes receivable ....................................              1,071                 --
Proceeds from the disposition of assets ...........................              2,185              1,156
Acquisitions of businesses, net of cash acquired ..................             (2,761)                --
Other, net ........................................................                 (3)                --
                                                                             ---------          ---------
  Net cash used in investing activities ...........................            (20,220)           (19,998)
                                                                             ---------          ---------

FINANCING ACTIVITIES
Proceeds from issuance of common stock ............................             14,756             14,591
Payments of debt and capital leases ...............................             (2,302)              (625)
Payments received on executive notes ..............................                 --              1,425
Debt issuance costs ...............................................               (173)              (457)
Purchases of common stock .........................................             (9,451)                --
                                                                             ---------          ---------
   Net cash provided by financing activities ......................              2,830             14,934
                                                                             ---------          ---------
   Net increase in cash and cash equivalents ......................             53,980             66,435
Cash and cash equivalents at beginning of period ..................             34,649             60,410
                                                                             ---------          ---------
Cash and cash equivalents at end of period ........................          $  88,629          $ 126,845
                                                                             =========          =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest (net of interest capitalized) ..............          $  21,850          $  17,741
Cash paid for income taxes ........................................                713              1,606
Tower acquisitions applied against liability under
  SBC agreement....................................................                 --              1,322

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
Interest capitalized ..............................................          $     534          $     346
Capital lease obligations incurred related to property
  and equipment, net ..............................................                396                188



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